SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The following information is furnished under Item 7.01, “Regulation FD Disclosure”. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 27, 2009, Deephaven Capital Management LLC, a Delaware limited liability company (“DCM”), Deephaven Capital Management International Ltd. (“DCM International”), a company organized under the laws of the United Kingdom, and Deephaven Asia Limited, a Hong Kong corporation (“Deephaven Asia” and, together with DCM and DCM International, the “Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) along with Stark & Roth, Inc., a Wisconsin corporation (“Stark”); Deephaven Managing Partners, LLC, a Delaware limited liability company (“Deephaven Partners”); Knight Capital Group, Inc., a Delaware corporation (“Knight”); and each of Matthew Nunn, Colin Smith and Shailesh Vasundhra (collectively, the “Individual Signatories”).

Pursuant to the Purchase Agreement, and subject to the terms and conditions thereof, the Sellers will sell substantially all of their assets to Stark and Stark will assume certain limited liabilities of the Sellers. In addition, the Purchase Agreement provides that each investor in the Global Multi-Strategy Fund for which DCM serves as investment advisor (the “GMS Fund”) will have the opportunity to vote to reduce the GMS Fund to cash. Assuming that investors (excluding Knight, the Sellers and certain related parties thereto) representing at least a majority of the assets under management in each of the two feeder funds of the GMS Fund approve the reduction to cash, investors in the GMS Fund will then be given the opportunity to elect to either have Stark (or an affiliate thereof) manage their investment on an on-going basis as investors in Stark feeder funds or have Stark (or an affiliate thereof), as a sub-advisor to DCM, reduce their investment to cash and return such cash to investors. Furthermore, assuming that investors in each of the two feeder funds of the GMS Fund approve the reduction to cash, the Purchase Agreement provides that investors in all other funds for which DCM acts as investment advisor (the “Other Funds”) will be given the opportunity to vote to have Stark (or an affiliate thereof) reduce such funds to cash and return such cash to investors. To the extent that investors (excluding Knight, the Sellers and certain related parties thereto) in any Other Fund representing at least a majority of the assets under management in such Other Fund do not approve the transaction, DCM, either individually or through a third-party liquidator, will have the obligation to reduce such Other Funds to cash and return such cash to investors.

As consideration for the sale of substantially all of the Sellers assets to Stark, on the closing date of the transactions contemplated by the Purchase Agreement (the “Closing Date”), DCM will receive a payment of up to $7,333,333 (subject to reduction as set forth below) (the “Closing Date Payment”). In addition, between the Closing Date and April 15, 2011, DCM will be entitled to receive deferred payments of up to an additional $20,666,667 (subject to reduction as set forth below) (the “Deferred Payments”). Finally, on April 15, 2011, DCM will be entitled to an additional payment of up to $16,666,667 (subject to reduction as set forth below) multiplied by a fraction, the numerator of which is the cumulative return, net of fees and expenses, of the assets under management in the GMS Fund being managed by Stark (or an affiliate thereof) on an on-going basis for the two-year period following the Closing Date, and the denominator of which is 24% (the “Earn-Out Payment”, and together with the Closing Date Payment and the Deferred Payments, the “Purchase Price”). Each of the Closing Date Payment, the Deferred Payments and the Earn-Out Payment is subject to pro rata reduction to the extent that investors in the GMS Fund representing less than $1.4 billion in assets elect to have Stark (or an affiliate thereof) continue to manage their investment on an on-going basis (with certain assets deemed excluded from the amount of assets being managed by Stark for these purposes as agreed to by the parties). It is currently expected that this formula-based reduction to the three components of the Purchase Price may be significant. In addition, the Purchase Price is subject to off-set (i) to the extent that the aggregate management fee charged to investors in the Other Funds being liquidated by Stark (or an affiliate thereof) is less than 2% and (ii) in order to satisfy certain potential indemnification obligations of the Sellers, Deephaven Partners, Knight and the Individual Signatories.

The completion of the transactions contemplated by the Purchase Agreement is subject to a number of conditions, including, but not limited to, (i) approval of investors (excluding Knight, the Sellers and certain related parties thereto) representing at least a majority of the assets under management in each of the two feeder funds for the GMS Fund, (ii) the absence of any material adverse effect on the business of the Sellers occurring, and (iii) other customary conditions, including the absence of any law or government order prohibiting the transaction.

Each of the Sellers, Knight and Deephaven Partners has made customary representations, warranties and covenants in the Purchase Agreement, including, in the case of Sellers, certain representations and warranties relating to the business in which they operate, and each of the Sellers, Knight, Deephaven Partners have agreed to indemnify Stark for breaches or their representations, warranties and covenants, subject to certain limitations, including in the case of Knight, the amount of proceeds it ultimately receives from the transaction. In addition, subject to certain limitations, the Sellers have agreed to indemnify Stark against any losses of Stark resulting from the liabilities retained by the Sellers.

The Sellers have agreed to operate their business in the ordinary course of business, consistent with past practice, and to the terms of certain interim operating covenants, pending consummation of the transactions contemplated by the Purchase Agreement.

The Purchase Agreement was entered into after consultation with the Sellers’ directors, and directors of the funds in which DCM acts as investment advisor and others, in attempting to develop a plan that balanced the interests of the fund investors seeking liquidity with those seeking a longer-term investment and the consideration of a number of strategic options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated January 27, 2009

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Associate General Counsel and Assistant Secretary